UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2007

ACROSS AMERICA REAL ESTATE CORP.
 (Exact Name of Small Business Issuer as specified in its charter)

Colorado	000-50764	20-0003432
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Seventeenth Street, Suite 1200, Denver, Colorado	80202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 893-1003

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Act of 1934

References in this document to “us,” “we,” or “the Company” refer to Across America Real Estate Corp. and its subsidiaries.

Item 5.02 Appointment of Principal Officers

See Item 8.01 below.

Item 8.01 Other Events

Effective October 5, 2007, a majority of our Shareholders, in a written consent as permitted under Colorado law, re-elected the four members of our Board of Directors: Ann L. Schmitt, G. Brent Backman, Eric Balzer, and Joseph C. Zimlich. Each will hold office until the 2008 Annual Meeting and until his or her successor is elected and qualified.

Also effective October 5, 2007, a majority of our Shareholders, in the same written consent, approved and ratified the appointment of Cordovano and Honeck, P.C. as our independent auditors for the fiscal year ending December 31, 2007.

As of October 5, 2007, a total of 16,036,625 shares of common stock and 517,000 Series A Convertible Preferred Stock, which is the equivalent of an additional 2,068,000 common shares, were issued and outstanding, for a total of 18,104,625 voting shares.

The Consent has been approved by a total of 11,632,500 voting shares, or 64.25% of the total issued and outstanding.

All of our officers have re-elected to their respective positions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2007		Across America Real Estate Corp

	By:	/s/ Ann L. Schmitt
Ann L. Schmitt Chief Executive Officer